UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 488-0844

Aditx Therapeutics, Inc.

2569 Wyandotte St., Suite 101

Mountain View, CA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Effective July 6, 2021, the registrant (the “Company”) changed its corporate name from Aditx Therapeutics, Inc. to Aditxt, Inc. The name change was effected following approval by the Company’s Board of Directors through the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation. In accordance with Section 242(b)(1) of the Delaware General Corporation Law, stockholder approval of the name change was not required. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The name change does not affect the rights of the Company’s security holders, creditors, customers or suppliers. The ticker symbol of the Company’s common stock on The Nasdaq Capital Market will remain “ADTX.” Following the name change, any stock certificates that reflect the Company’s prior name will continue to be valid. Certificates reflecting the new name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

Item 8.01 Other Events

On July 7, 2021, the Company issued a press release announcing that it had relocated its corporate headquarters to Richmond, Virginia. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, dated July 6, 2021
99.1	Press release, dated July 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITX, INC.

Date: July 8, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer

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